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                                                                    EXHIBIT 99.5

May 29, 1998

United HealthCare Corporation
300 Opus Center
9900 Bren Road East
Minnetonka, Minnesota 55343

Ladies and Gentlemen:

    Reference is made to that Registration Statement on Form S-4 (the "Registration Statement") of United HealthCare Corporation (the "Company"), which is being filed with the Securities and Exchange Commission in order to register shares of the Company's common stock to be issued in connection with the merger of Humana Inc. with a wholly owned subsidiary of the Company.

    Pursuant to Rule 438 under the Securities Act of 1933, the undersigned hereby consents to being named in the Proxy Statement-Prospectus included in the Registration Statement as a person about to become a director of the Company and to the filing of this consent as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ David A. Jones
                               -----------------------------------------------
                               David A. Jones